UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Common Stock and Warrant Offering

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on July 31, 2012, August 9, 2012, October 12, 2012, November 7, 2012 and November 20, 2012, OriginOil, Inc. (the “Company”) conducted a private placement offering of up to 4,615,385 shares of common stock together with up to four series of warrants to purchase up to an aggregate of 18,461,540 shares of common stock. Between November 16, 2012 and December 28, 2012, the Company sold to accredited investors an aggregate of 445,848 shares of its common stock together with one-year warrants to purchase an aggregate of 438,771 shares of its common stock, three-year warrants to purchase an aggregate of 416,309 shares of its common stock and five-year warrants to purchase an aggregate of 153,846 shares of its common stock for aggregate gross proceeds of $289,800. Each of the warrants is exercisable at a price per share of $0.65 subject to adjustment for stock splits, dividends, distributions, recapitalizations and the like.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Note Conversion

Item 3.02 Unregistered Sales of Equity Securities.

During December 2012, holders of convertible notes, known in the Company’s filings with the SEC as the “November Notes” and “January Notes” converted an aggregate outstanding principal amount of $82,501, plus unpaid interest of $4,500 into an aggregate of 198,858 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Warrant Grants

Item 3.02 Unregistered Sales of Equity Securities.

On December 28, 2012, the Company issued to an advisor a 5-year warrant to purchase an aggregate of 10,000 shares of common stock exercisable at $0.65 per share.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Issuance of Original Issue Discount Convertible Notes

Item 1.01 Entry into a Material Definitive Agreement

From December 27, 2012 through to January 3, 2013, the Company issued original issue discount convertible promissory notes (the “Notes”) to accredited investors in an aggregate principal amount of $199,998 for an aggregate purchase price of $150,000 in a private placement.

The Notes provide for a one-time interest charge of 10% of the aggregate principal amount of the Notes and in an event of default, the Notes bear interest at 25% per annum. The Notes may be converted into shares of the Company’s common stock at a conversion price of $0.4375 (subject to adjustment for stock splits, dividends, combinations and other similar transactions).

The Notes mature 90 days from the date of issuance. If the Company does not repay the Notes on maturity, then the maturity date shall be automatically extended for up to three further 30 day periods and an extension fee of 25% of the then outstanding principal, interest and other fees shall be added to the principal amount of the Notes at the end of each 30 day period that the Notes are still outstanding.

The Notes provide that if shares issuable upon conversion of the Notes are not timely delivered then the Company shall be subject to a penalty of $2,000 per day until share delivery is made. The Notes include customary default provisions related to payment of principal and interest and bankruptcy or creditor assignment.  In addition, it shall constitute an event of default under the Notes if the Company shall not be DTC eligible or the Company shall be delinquent in its filings with the Securities and Exchange Commission.  In the event of default under the Notes, the Company shall be required to repay an amount in cash equal to the greater of (i) the outstanding principal amount of the Note plus accrued and unpaid interest divided by the then conversion price of the Notes multiplied by the Company’s lowest trade price at the time of demand or payment, or (ii) 150% of the outstanding principal amount of the Notes plus accrued and unpaid interest and other fees due thereon.

The Company also granted to the purchasers of the Notes piggyback registration rights, under which the Company is required to include all shares issuable upon conversion of the Note in any future registration statement filed by the Company subject to customary exceptions.

The foregoing is qualified in its entirety by the form of Note attached as Exhibit 10.1, which is incorporated herein by reference.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

January 3, 2013	By:	/s/ T. Riggs Eckelberry
	Name:	T. Riggs Eckelberry
	Title:	Chief Executive Officer

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